Exhibit 99.1

PETMED EXPRESS, INC.

QUARTER AND YEAR ENDED MARCH 31, 2012

CONFERENCE CALL TRANSCRIPT

MAY 7, 2012 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express Incorporated doing business as 1-800-PetMeds conference call to review the financial results for the fourth quarter and fiscal year ended on March 31, 2012.  At the request of the company this conference call is being recorded. Founded in 1996 1-800-PetMeds is America's largest pet pharmacy delivering prescription and nonprescription pet medications and other health products for dogs and cats direct to the consumer.  1-800-PetMeds markets its products through national television, online, direct mail and print advertising campaigns which direct consumers to order by phone or on the Internet and aim to increase the recognition of the PetMeds family a brand name.  1-800-PetMeds provides an attractive alternative for obtaining pet medication in terms of convenience, price, ease of ordering and rapid home delivery.  At this time I would like to turn the call over to the company's Chief Financial Officer, Mr. Bruce Rosenbloom, and sir you may begin.

Bruce Rosenbloom:

Thank you. Good morning. I would like to welcome everybody here today. Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I’d like to remind everyone that the first portion of this conference call will be listen-only until the question and answer session which will be later in the call.  Also certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities & Exchange Commission that may involve a number of risks and uncertainties.  These statements are based on our beliefs as well as assumptions we have used based upon information currently available to us.  Because these statements reflect our current views concerning future events these statements involve risks, uncertainties and assumptions.  Actual future results may vary significantly based on a number of factors that may cause actual results or events to be materially different from future results, performance, or achievements expressed or implied by these statements.  We have identified various risk factors associated with our operations in our most recent Annual Report and other filings with the Securities & Exchange Commission.  Now let me introduce today's speaker, Mendo Akdag, President and Chief Executive Officer of 1-800-PetMeds, Mendo.

Mendo Akdag:

Thank you Bruce. Welcome everyone. Thank you for joining us. Today we will review the highlights of our financial results.  We'll compare our fourth fiscal quarter and fiscal year ended on March 31, 2012 to last year's quarter and fiscal year ended on March 31, 2011.

For the fourth fiscal quarter ended on March 31, 2012 our sales were $55.9 million compared to sales of $50.9 million for the same period the prior year, an increase of 10%.  For the fiscal year ended on March 31, 2012 sales were $238.3 million compared to $231.6 million for the prior fiscal year, an increase of 3%.  The increases were due to increases in new order and reorder sales.

For the fourth fiscal quarter net income was $4.0 million or $0.20 diluted per share compared to $4.1 million or $0.19 diluted per share for the same quarter the prior year, a 7% increase in earnings per share.  For the fiscal year net income was $16.7 million or $0.80 cents diluted per share compared to $20.9 million or $0.92 cents diluted per share a year ago, a decrease to earnings per share of 13%.  The decrease to net income for the year was primarily due to a decrease in gross profit margins as a result of more aggressive pricing and an increase in advertising to revitalize sales.

New order sales increased by 22% to $11.5 million for the quarter compared to $9.4 million for the same period the prior year.  For the fiscal year new order sales increased by 8% to $51.3 million compared to $47.3 million for the prior year. The increases were due to increases in advertising.  Reorder sales increased by 7% to $44.4 million for the quarter compared to reorder sales of $41.5 million for the same quarter the prior year.  For the fiscal year reorder sales increased by 1% to $187.0 million compared to $184.3 million for the prior year.  We acquired approximately 162,000 new customers in our fourth fiscal quarter compared to 130,000 for the same period the prior year, and we acquired approximately 722,000 new customers in the fiscal year compared to 645,000 for the prior year.

Exhibit 99.1  Page 1 of 6

Our average order was approximately $76 for the quarter compared to $78 for the same quarter the prior year, and it was $76 for the fiscal year compared to $79 for the prior fiscal year.  The decline was due to more aggressive pricing.  For the quarter approximately 76% of our sales were generated on our Web site compared to 73% for the same period the prior year, and for the year it was 75% compared to 71% for the prior year. As a result our online sales increased by 16% for the quarter and 8% for the year.  The seasonality in our business is due to the proportion of flea, tick and heartworm medications in our product mix.  Spring and summer are considered peak seasons with fall and winter being the offseason.

For the fourth fiscal quarter our gross profit as a percent of sales was 33.9% compared to 34.3% for the same period a year ago.  For the fiscal year our gross profit as a percent of sales was 33.7% compared to 36.2% for the prior year.  The percentage decreases can be attributed to more aggressive pricing and increases in product costs.

Our general and administrative expenses as a percent of sales was 9.7% for the quarter, compared to 10.2% for the same quarter the prior year, and for the fiscal year the G&A was 9.4% compared to 9.6% for the prior year. With increased sales for the quarter we showed improvement in leveraging the G&A.

For the quarter we increased our advertising spending to $6.9 million compared to $5.5 million for the same quarter the prior year, an increase of 26%.  For the fiscal year we spent $30.4 million for advertising compared to $27.4 million for the prior fiscal year, an increase of 11%.  Advertising costs of acquiring a customer for the quarter was relatively flat at approximately $43 compared to $42 for the same quarter the prior year, and for the fiscal year it was $42 which was the same as the prior year.

We had $57.1 million in cash and temporary investments and $26.2 million in inventory with no debt as of March 31, 2012.  Net cash from operations for the fiscal year was $20.4 million.  Capital expenditures for the fiscal year were approximately $575,000.  In accordance with our share repurchase program we repurchased approximately 2.1 million shares paying approximately $23.7 million in the fiscal year. There were no repurchases during the quarter.

This ends the financial review. Operator we are ready to take questions.

Coordinator:

Thank you. At this time if you would like to ask a question press Star 1 on your touch-tone phone.  Please un-mute your phone and record your name clearly when prompted, one moment please for the first question.  Anthony Lebiedzinski, Sidoti & Company your line is open.

Anthony Lebiedzinski:

Good morning.

Mendo Akdag:

Good morning.

Anthony Lebiedzinski:

I was wondering if you could - if you saw any pull forward of demand for flea and tick products because of the warmer weather in the March period?

Mendo Akdag:

Yes probably the warmer weather positively impacted flea and tick sales.

Anthony Lebiedzinski:

Okay, and I don't know if, I may have missed this but did you give a breakdown between your revenue between OTC and prescription medications?

Mendo Akdag:

No, I have not.

Anthony Lebiedzinski:

Is that something that I think the company has provided on an annualized basis before?

Mendo Akdag:

I will give that to you now, prescription was 40%, OTC 59% and freight a 1%...

Anthony Lebiedzinski:

Got it, okay.

Mendo Akdag:

…for the fiscal year.

Anthony Lebiedzinski:

And also can you comment on the competitive landscape for both OTC products and the prescription medications?

Exhibit 99.1  Page 2 of 6

Mendo Akdag:

Typically the competition increases during spring and summer so that is the case this year also compared to the prior years.

Anthony Lebiedzinski:

Okay and you're seeing that for both those segments?

Mendo Akdag:

Yes

Anthony Lebiedzinski:

Okay, all right I'll get back in the queue. Thank you.

Coordinator:

Thank you. Next question comes from Erin Wilson, Bank of America. Your line is open.

Erin Wilson:

Hi. Thanks for taking my questions. First on the customer acquisition costs they increased I guess year over year. Can you discuss some of the dynamics in the advertising market that were the primary factors I guess driving that trend?

Mendo Akdag:

It was relatively flat in the quarter. Customer acquisition cost was $43 compared to $42 for the same quarter last year.  We spent a lot more money so when you're spending more money typically incrementally you're not going to be as efficient. So I would say the results, that we were happy with the results.

Erin Wilson:

Okay, and then looking at your cash conversion cycle there was an uptick sequentially  year over year in inventories in the quarter and just is this a function of your overall growth, seasonality, or attributable to some sort of fundamental shift?

Mendo Akdag:

Both seasonality and buying opportunities, so if there are buying opportunities it's not unusual for us to increase our inventory. So it will fluctuate.

Erin Wilson:

Okay and then just one last one. Did you see an impact from the manufacturing issue at Novartis?

Mendo Akdag:

Yes, we’ve seen a negative impact in sales.

Erin Wilson:

Can you quantify that?

Mendo Akdag:

It's difficult to quantify because we've been asking the prescribing veterinarian to prescribe an available brand.  So some pet owners are loyal to the brand so I would hesitate to quantify. I would say low to mid-single digits...

Erin Wilson:

Okay.

Mendo Akdag:

...would be rough estimate.

Erin Wilson:

Okay. Thank you so much.

Mendo Akdag:

You're welcome.

Coordinator:

Ross Taylor, CL King, your line is open.

Ross Taylor:

Yes hi, a couple questions, I guess if you could comment at all about any of your advertising plans for fiscal year ‘13 whether you expect to be, more aggressive than you were in the past fiscal year?  You know, it looks like for the year I think you said your acquisition costs were, you know, flat at about $42. Do you think that number probably goes up in fiscal year ‘13 or just any color there would be helpful.

Mendo Akdag:

Our budget for advertising spending for the coming fiscal year, we are in I should say is going to be higher than what we spent last year.  Having said that, you know, we have flexible budgets depending on how our advertising is doing we’ll increase or decrease it.  As far as where it's going to end up the time will show.  So we'll see that as we announce the actual numbers.

Exhibit 99.1  Page 3 of 6

Ross Taylor:

Okay. And you also you all I think, you know, focused or emphasized, you know, generics or lower priced medications more than you have in the past. And, can you talk at all about what kind of impact that might have had on both increasing orders or on your revenues as well as, you know, maybe on margins?

Mendo Akdag:

Generics are, the price points are lower. So it's going to have a negative impact on sales. Obviously we have to sell more to make up for it.  But generics have much higher gross profit margins so they will help us stabilize the margins.

Ross Taylor:

Okay. All right, that's all my questions. Thank you.

Coordinator:

Thank you. Kevin Ellich from Piper Jaffray, your line is open.

Kevin Ellich:

Hi, can you Bruce maybe could you talk a little bit about the G&A expense as a percent of revenue?  It was very low. Just wondering if there is more that you guys can do or, you know, where should we expect that to go through the year?

Bruce Rosenbloom:

You know, we saved about 20 basis points year over year. Obviously, it was a function of, you know, increased revenue.  At this point when we look at the G&A we’re always looking to improve.  You know, as far as going forward it's a function of revenue, we'll see where we can go. We really don't give any type of indication, but we’re always looking to improve upon that number.  So if you look at what we've done historically it’s around 9.4%, there's always room for improvement.  But, you know, as far as any further indication we’re going to try to improve upon that number but it really depends on revenue.

Kevin Ellich:

Got it, okay that's helpful. And then going back to the comment about Novartis and the impact that you guys saw, were you able to make up for some of the lost sales by switching customers to other products?

Mendo Akdag:

That's what we’re attempting to do but some pet owners are loyal to the Novartis brand so there is some negative impact to our sales.

Kevin Ellich:

Okay. And then the last question is you’ve made a couple comments about competitive pricing and more aggressive pricing strategy.  Just wondering if you can provide some more color maybe quantify what the discount is and is it really just switching customers over to more generic product offerings or I guess what's the plan for the year?

Mendo Akdag:

I would say our pricing obviously the market is going to dictate. And we want to be competitive so we survey the market and price accordingly.  And we'll be aggressive but the comparison is, we have an easier comparison now to last fiscal year. And the generics will help stabilize the margins.

Kevin Ellich:

Okay. And then just one last quick question, you know, obviously we have two nice quarters here with good growth.  Mendo what do you think is driving that? Is it just improving vet trends and are there any specific products that you'd call out or is it just a general strength we’re seeing in the animal health market?

Mendo Akdag:

We were aggressive with our advertising. You know, in the last quarter we spent I believe 26% more than the prior year. So we've been aggressive both price-wise and advertising-wise.

Kevin Ellich:

That's what I'm thinking.

Mendo Akdag:

But I 'm not going to get into specific product.

Kevin Ellich:

Thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Once again if you'd like to ask a question please press Star 1 on your touch-tone phone.  The next question comes from Mitch Barlett, Craig Hallum. Your line is open.

Exhibit 99.1  Page 4 of 6

Mitch Barlett:

Hi. Yes how are the generics doing overall? Are they ramping as to your expectation? Can you give us some sense of how big they are now, how big they might be in the future but as they’re playing a major role in stabilizing the gross margin? It’d be useful to know.

Mendo Akdag:

They’re increasing but we’re not going to give you any specific numbers.

Mitch Barlett:

Okay, and the warmer weather, does that have an effect on pulling forward demand as people buy six months supplies or not?

Mendo Akdag:

It probably does, it probably does, but also if the warmer weather continues for the rest of the year that means overall more product is going to be sold.

Mitch Barlett:

Right, thank you very much.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. Anthony Lebiedzinski, Sidoti & Company, your line is open.

Anthony Lebiedzinski:

Yes good morning. I had a follow-up question. In regards to your advertising strategy now with the Presidential election coming up later what is your strategy in terms of spending TV versus online and versus other channels?

Mendo Akdag:

We will continue shifting advertising dollars to online. Actually we have been doing that in the last six months. The increase in advertising has all been online.

Anthony Lebiedzinski:

Okay thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. And this is the last question coming from Michael Kupinski, Noble Financial. Your line is open. You may ask your question.

Michael Kupinski:

Thanks, and thanks for taking the questions. Mendo I was wondering can you tell me what the advertising rates were up in the last quarter in the fourth...

Mendo Akdag:

I would say it was similar to the prior year, probably slightly better on TV.

Michael Kupinski:

Okay. And what are you seeing as you go into the next quarter because obviously we haven't really seen the political advertising in this last quarter or even in this quarter  much to speak of. And it seems like the races are now just starting to heat up. Are what are...

Mendo Akdag:

Well...

Michael Kupinski:

...seeing in terms of pricing and...

Mendo Akdag:

I mean we’re not seeing anything yet but we anticipate that TV advertising inventory will get tight as the Presidential election gets closer.  And our strategy is to shift dollars to online, and that's what we've been doing actually in the last six months.

Michael Kupinski:

Okay great. And what is - what percentage of your advertising budget right now is online?

Mendo Akdag:

We’re not going to disclose that.

Michael Kupinski:

Okay. And then in terms of the competitive landscape, you know, I didn't - I haven't really seen any advertising yet really pick up from like the Wal-Marts and the Targets and so forth.  Do you have a read on what's going on in terms of the flea and tick market at this point?

Mendo Akdag:

Just, we’re just seeing the manufacturers. We’re not seeing any individual retailer advertising at this time.

Exhibit 99.1  Page 5 of 6

Michael Kupinski:

Okay. And what was the reason the company didn't buy back stock in the last quarter? I know the stock got hit at least early in the quarter and then strengthened towards the end.  But you didn't seem to buy back stock whereat previous levels you were buying. What was the reason you didn't buy back in the last quarter?

Mendo Akdag:

We have a plan in place and the plan was put in place before the quarter and it didn't trigger a buy.

Michael Kupinski:

Okay, and in terms of the, I guess, the, if we look at the prices - I'm sorry, the average order size since I guess this quarter’s going to be the first quarter that you really introduced the generics, the average order size, should we continue to expect that that's going to come down relative to this last quarter?

Mendo Akdag:

Yes, depending on what percent of the business switches to generics it will, so...

Michael Kupinski:

And then in terms of any of your other, you know, you're trying at one point to develop additional accessories and things like that. Did you have any meaningful sales in the accessories in the last quarter?

Mendo Akdag:

It's growing so, we’re but we’re not going to disclose specific percentages but all I can tell you is its growing.

Michael Kupinski:

Okay, that's all I have, thank you.

Mendo Akdag:

You're welcome.

Coordinator:

And Mr. Akdag I turn it back over to you.

Mendo Akdag:

Thank you. Going forward we will continue to advertise aggressively while expanding our product offerings. This wraps up today's conference call. Thank you for joining us. Operator this ends the conference call.

Exhibit 99.1  Page 6 of 6